Exhibit 4.1

Execution Copy

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of January 29, 2018 and effective as of the date of the initial closing of the IPO, and is between Cactus, Inc., a Delaware corporation (“PubCo”), Cadent (as defined below), HoldCo (as defined below) and Lee Boquet.  Such holders of Registrable Securities party hereto are collectively referred to herein as the “Securityholders.”

ARTICLE I

DEFINITIONS

In this Agreement:

“A&R OpCo Agreement” means the First Amended and Restated Limited Liability Company Operating Agreement of OpCo, dated as of January 29, 2018, as may be amended, restated, supplemented or modified, from time to time.

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

“Cadent” means Cadent Energy Partners II, L.P., a Delaware limited partnership, its Affiliates and its and their successors and permitted assigns (as provided pursuant to Section 6.1).

“Cadent Demand Notice” has the meaning set forth in Section 2.1(a) hereof.

“Class A Common Stock” means the shares of Class A common stock, par value $0.01 per share, of PubCo, and any other capital stock of PubCo into which such common stock is reclassified or reconstituted.

“Class B Common Stock” means the shares of Class B common stock, par value $0.01 per share, of PubCo, and any other capital stock of PubCo into which such common stock is reclassified or reconstituted.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Demand Notice” means each of a Cadent Demand Notice or a HoldCo Demand Notice.

“Effective Date” shall mean the date of the final prospectus relating to the IPO.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“HoldCo” means Cactus WH Enterprises, LLC, a Delaware limited liability company, its Affiliates and its and their successors and permitted assigns (as provided pursuant to Section 6.1).

“HoldCo Demand Notice” has the meaning set forth in Section 2.1(a) hereof.

“IPO” means an underwritten registered public offering of PubCo’s Class A Common Stock in connection with which the Class A Common Stock first becomes listed on a Recognized Exchange.

“OpCo” means Cactus Wellhead, LLC, a Delaware limited liability company.

“OpCo Units” means units representing limited liability company interests in OpCo.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable law, or any governmental authority or any department, agency or political subdivision thereof.

“PubCo” has the meaning set forth in the preamble.

“Recognized Exchange” means The New York Stock Exchange or the Nasdaq National Market.

“Registrable Securities” means shares of Class A Common Stock that may be delivered in exchange for OpCo Units and other shares of Class A Common Stock otherwise held by Securityholders from time to time. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (i) a registration statement covering resales of such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities are eligible to be sold by Securityholders owning such Registrable Securities (including Registrable Securities deliverable to a Securityholder under an effective Exchange Registration) pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act, without limitation thereunder on volume or manner of sale, unless such Registrable Securities are held by a Holder that beneficially owns Shares representing 5% or more of the aggregate voting power of shares of Class A Common Stock and Class B Common Stock eligible to vote in the election of directors of PubCo or (iii) such Registrable Securities cease to be outstanding (or issuable upon exchange).

“Registration Expenses” means any and all expenses incurred in connection with the performance of or compliance with this Agreement, including:

(a)                                 all SEC, stock exchange, or FINRA registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);

(b)                                 all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(c)                                  all printing, messenger and delivery expenses;

(d)                                 all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees;

(e)                                  the reasonable fees and disbursements of counsel for PubCo and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance;

(f)                                   any fees and disbursements of underwriters customarily paid by the issuers or sellers of Securities, including liability insurance if PubCo so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any;

(g)                                  the reasonable fees and out-of-pocket expenses of not more than one law firm (as selected by Securityholders of a majority of the Registrable Securities included in such registration) incurred by all the Securityholders in connection with the registration;

(h)                                 the costs and expenses of PubCo relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Securityholders); and

(i)                                     any other fees and disbursements customarily paid by the issuers of Securities.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Shares” means shares of Class A Common Stock of PubCo. Shares held by or on behalf of a Securityholder the certificate for which does not bear a Securities Act restrictive legend, which Shares may be resold freely without registration under the Securities Act, will not be considered Shares for purposes of the demand and piggyback provisions of this Agreement.

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Securityholders” has the meaning set forth in the preamble.

“Shelf Eligibility Date” means the date on which PubCo becomes eligible to utilize Form S-3 or a successor form for the sale of Shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 promulgated under the Securities Act.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“WKSI” means a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.

ARTICLE II

DEMAND AND PIGGYBACK RIGHTS

2.1                               Right to Demand a Non-Shelf Registered Offering.

(a)                                 If at any time on or after the 180th day following the Effective Date, there is no effective Shelf Registration Statement on file with the SEC, then upon the written demand of Cadent (a “Cadent Demand Notice”) or HoldCo (a “HoldCo Demand Notice”), PubCo will facilitate in the manner described in this Agreement a non-shelf registered offering of Registrable Securities requested by any such demanding Securityholder to be included in such offering, provided that (i) the market value, based on the closing price of PubCo’s Class A Common Stock on the Business Day immediately preceding the date of the Demand Notice, of the aggregate amount of Registrable Securities held by the Securityholders that are requested in such Demand Notice to be included in such registered offering or underwritten takedown, as applicable, is at least $25,000,000, and (ii) each of Cadent and HoldCo shall be entitled to only three such non-shelf registered offering demands. For the avoidance of doubt, the exercise of a demand for a non-shelf registered offering by a permitted assign of Cadent or HoldCo shall count as a demand by Cadent or HoldCo, as applicable, for a non-shelf registered offering.

(b)                                 Any demanded non-shelf registered offering may, at PubCo’s option, include Shares to be sold by PubCo for its own account and will also include Registrable Securities to be sold by Securityholders that exercise their related piggyback rights pursuant to Section 2.2 hereof and any other Registrable Securities to be sold by the holders of registration rights granted other than pursuant to this Agreement exercising such rights, in each case, to the extent exercising such rights on a timely basis. In order to be valid, the Demand Notice must provide the information described in Section 3.1 hereof (if applicable) and Section 4.5 hereof or be followed by such information, when requested as contemplated by Section 4.5 hereof.

(c)                                  Without limiting any other obligations of PubCo hereunder, as soon as reasonably practicable after receiving a valid Demand Notice satisfying the criteria set forth in Section 2.1 hereof, PubCo shall file with the SEC a registration statement covering all of the Registrable Securities covered by such Demand Notice as well as any other Registrable Securities as to which registration is properly requested in accordance with Section 2.2 hereof (which other Registrable Securities may be included by means of a pre-effective amendment) and any other registrable securities properly requested in accordance with other registration rights agreements with PubCo, but subject in each case to any cutbacks imposed in accordance with Section 3.5 hereof and the limitations set forth in Section 2.5 hereof.

2.2                               Right to Piggyback on a Non-Shelf Registered Offering. After PubCo’s IPO, in connection with any registered offering of Shares covered by a non-shelf registration statement (whether pursuant to the exercise of demand rights or at the initiative of PubCo), the Securityholders may exercise piggyback rights to have included in such offering Registrable Securities held by them, subject in each case to any cutbacks imposed in accordance with Section 3.5 hereof and the limitations set forth in Section 2.5 hereof. PubCo will facilitate in the manner described in this Agreement any such non-shelf registered offering.

2.3                               Shelf Registration.  As promptly as practicable following the Shelf Eligibility Date, PubCo shall use commercially reasonably efforts to file with the SEC a shelf registration statement on Form S-3 (a “Shelf Registration Statement”) relating to the offer and sale of all Registrable Securities by the Securityholders from time to time in accordance with the methods of distribution elected by such Securityholders and set forth in the Shelf Registration Statement and, thereafter, in the case of a Shelf Registration Statement that is not an automatically effective shelf registration statement, shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act.

2.4                               Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of a Securityholder, made at any time and from time to time, PubCo will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of an effective shelf registration statement.  A shelf takedown may take the form of an underwritten public offering provided that the aggregate amount of Registrable Securities that are requested to be included in such offering is at least $25,000,000.  In connection with any underwritten shelf takedown (whether pursuant to the exercise of such demand rights by the Securityholders, or at the initiative of PubCo), the Securityholders may exercise piggyback rights to have included in such takedown Registrable Securities held by them that are registered on such shelf.

2.5                               Limitations on Demand and Piggyback Rights.

(a)                                 Any demand for a registered offering or takedown, and the exercise of any piggyback registration rights, will be subject to the constraints of any applicable lockup arrangements, and any such demand must be deferred until such lockup arrangements no longer apply.  If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, the Securityholders will not have piggyback or other registration rights with respect to the following registered primary offerings by PubCo: (i) a registration relating solely to employee benefit plans; (ii) a registration on Form S-4 or S-8 (or other similar successor forms then in effect under the Securities Act); (iii) a registration pursuant to which PubCo is offering to exchange its own Securities for other Securities; (iv) a registration statement relating solely to dividend reinvestment or similar plans; (v) a shelf registration statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of PubCo or any Subsidiary that are convertible for Interests or Common Stock and that are initially issued pursuant to Rule 144A and/or Regulation S of the Securities Act may resell such notes and sell the common equity into which such notes may be converted; or (vi) a registration where the Registrable Securities are not being sold for cash.

(b)                                 PubCo may postpone the filing of a demanded registration statement, suspend the initial effectiveness of any shelf registration statement or delay offerings and sales under any effective shelf registration statement for a reasonable “blackout period” not in excess of 90 days if the board of directors of PubCo determines in good faith that such registration or offering could materially interfere with a bona fide business, acquisition or divestiture or financing transaction of PubCo or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect PubCo; provided that PubCo shall not delay the filing of any demanded registration statement more than once in any 12-month period. The blackout period will end upon the earlier to occur of, (i) in the case of a bona fide business, acquisition or divestiture or financing transaction, a date not later than 90 days from the date such deferral commenced, and (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by PubCo of its next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information is otherwise disclosed.

ARTICLE III

NOTICES, CUTBACKS AND OTHER MATTERS

3.1                               Notifications Regarding Registration Statements. In order for Securityholders to exercise their right to demand that a registration statement be filed, they must include in their Demand Notice the number of Registrable Securities sought to be registered and the proposed plan of distribution.

3.2                               Notifications Regarding Registration Piggyback Rights.

(a)                                 In the event that PubCo receives (i) any demand from Cadent or HoldCo, as applicable, pursuant to Section 2.1 hereof, or (ii) if PubCo files a registration statement with respect to a non-shelf registered offering, PubCo will promptly give to each of the

Securityholders a written notice thereof no later than 5:00 p.m., New York City time, on the fifth Business Day following receipt by PubCo of such demand or the filing of such registration statement, as applicable. Any Securityholder wishing to exercise its piggyback rights with respect to any such non-shelf registration statement must notify PubCo and the other Securityholders of the number of Registrable Securities it seeks to have included in such registration statement in a written notice. Such notice must be given as soon as practicable, but in no event later than 5:00 p.m., New York City time, on the second Business Day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. No such notice is required in connection with a shelf registration statement, as Registrable Securities held by all Securityholders will be included up to the applicable percentage.

(b)                                 Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective non-shelf registration.

3.3                               Notifications Regarding Demanded Underwritten Takedowns.

(a)                                 PubCo will keep the Securityholders reasonably apprised of all pertinent aspects of any underwritten shelf takedown demanded by Cadent or HoldCo, as applicable, in order that Securityholders may have a reasonable opportunity to exercise their related piggyback rights. Without limiting PubCo’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Securityholders be notified by PubCo of an anticipated underwritten takedown (whether pursuant to a demand made by Cadent or HoldCo, as applicable, or made at PubCo’s own initiative) no later than 5:00 p.m., New York City time, on (i) if applicable, the second Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all cases, the second Business Day prior to the date on which the pricing of the relevant takedown occurs.

(b)                                 Any Securityholder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify PubCo and the other Securityholders of the number of Registrable Securities it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 p.m., New York City time, on (i) if applicable, the Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the Business Day prior to the date on which the pricing of the relevant takedown occurs.

(c)                                  Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

3.4                               Plan of Distribution, Underwriters, Advisors and Counsel. If a majority of the Registrable Securities proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown is being sold by PubCo for its own account,

PubCo will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services for such offering. Otherwise, Securityholders holding a majority of the Shares requested to be included in such offering will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services; provided that such investment banker or bankers, managers and providers of advisory services shall be reasonably satisfactory to PubCo), and will also be entitled to select counsel for the selling Securityholders (which may be the same as counsel for PubCo).

3.5                               Cutbacks. If the managing underwriters advise PubCo and the selling Securityholders that, in their opinion, the number of Registrable Securities requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, the price that will be paid in such offering or the marketability thereof, such offering will include only the number of Registrable Securities that the underwriters advise can be sold in such offering. If PubCo is selling Registrable Securities for its own account in such offering and the offering is not being made on account of a demand made by Cadent or HoldCo, as applicable, pursuant to Section 2.1 hereof, PubCo will have first priority. If PubCo is selling Registrable Securities for its own account in such offering and the offering is being made on account of a demand made by Cadent or HoldCo, as applicable, pursuant to Section 2.1 hereof, the Person making the demand, whether it be Cadent or HoldCo, will have first priority. To the extent of any remaining capacity, and in all other cases, the selling Securityholders (and any other Persons having registration rights pari passu with the Securityholders and participating in such offering) and PubCo will be subject to cutback pro rata based on the number of Registrable Securities initially requested by them to be included in such offering, without distinguishing between Securityholders (or other Persons exercising pari passu registration rights) based on who made the demand for such offering or otherwise.

3.6                               Withdrawals. Even if Registrable Securities held by a Securityholder have been part of a registered underwritten offering, such Securityholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Securities being offered for its account.

3.7                               Lockups. In connection with any underwritten offering of Shares, PubCo and each Securityholder will agree (in the case of Securityholders, with respect to Registrable Securities respectively held by them) to be bound by the underwriting agreement’s lockup restrictions (which must apply in like manner to all of them) that are agreed to by PubCo. In addition, the Securityholders shall be bound by their obligations with respect to any lockup arrangements or other restrictions on transfer of Registrable Securities set forth in the A&R OpCo Agreement.

ARTICLE IV

FACILITATING REGISTRATIONS AND OFFERINGS

4.1                               General. If PubCo becomes obligated under this Agreement to facilitate a registration and offering of Registrable Securities on behalf of Securityholders, PubCo will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by PubCo of Securities for its own account. Without limiting this general obligation, PubCo will fulfill its specific obligations as described in this Article IV.

4.2                               Registration Statements. In connection with each registration statement that is demanded by Securityholders in accordance with this Agreement or as to which piggyback rights otherwise apply, PubCo will:

(a)                                 (1) prepare and file with the SEC a registration statement on an appropriate form covering the applicable Registrable Securities, (2) file amendments thereto as warranted, (3) seek the effectiveness thereof, and (4) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with Cadent and HoldCo and as reasonably necessary in order to permit the offer and sale of the such Registrable Securities in accordance with the applicable plan of distribution;

(b)                                 (1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus (in each case including all exhibits filed therewith), provide copies of such documents to the selling Securityholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Securityholders or the underwriter or the underwriters may request; and make such of the representatives of PubCo as shall be reasonably requested by the selling Securityholders or any underwriter available for discussion of such documents; and (2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Securityholders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Securityholders or such underwriter shall request; and make such of the representatives of PubCo as shall be reasonably requested by such counsel available for discussion of such document;

(c)                                  use all reasonable efforts to cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Registrable Securities (x) to comply in all material respects with the requirements of the Securities Act (including the rules and regulations promulgated thereunder) and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d)                                 notify each Securityholder promptly, and, if requested by such Securityholder, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which PubCo is a party, the representations and warranties of PubCo contained in such agreement cease to be true and correct in all material respects or if PubCo receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(e)                                  furnish counsel for each underwriter, if any, and for the Securityholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(f)                                   otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(g)                                  use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time.

4.3                               Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by Securityholders or as to which piggyback rights otherwise apply, PubCo will:

(a)                                 cooperate with the selling Securityholders and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Securityholders or the sole underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may reasonably request at least five days prior to any sale of such Registrable Securities;

(b)                                 furnish to each Securityholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Securityholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; PubCo hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Securityholder and underwriter in connection with the offering and sale of the Registrable Securities covered by the prospectus or the preliminary prospectus;

(c)                                  (1) use all reasonable efforts to register or qualify the Registrable Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or blue sky laws of such jurisdictions as each underwriter, if any, or any Securityholder holding Registrable Securities covered by a registration statement, shall reasonably request; (2) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (3) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Securityholder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Securityholder; provided, however, that PubCo shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(d)                                 cause all Registrable Securities being sold to be qualified for inclusion in or listed on any Recognized Exchange on which Registrable Securities issued by PubCo are then so qualified or listed if so requested by the Securityholders, or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(e)                                  cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(f)                                   use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making “road show” presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Securityholders or the lead managing underwriter of an underwritten offering;

(g)                                  in the case of an offering that includes a provider of advisory services, enter into and perform its obligations under customary agreements (including an advisory services agreement and an indemnification agreement in customary form); and

(h)                                 enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

(1)                                 make such representations and warranties to the selling Securityholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(2)                                 obtain opinions of counsel to PubCo and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Securityholder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Securityholders and underwriters;

(3)                                 obtain “cold comfort” letters and updates thereof from PubCo’s independent certified public accountants addressed to the selling Securityholders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings; and

(4)                                 to the extent requested and customary for the relevant transaction, enter into a Securities sales agreement with the Securityholders providing for, among other things, the appointment of such representative as agent for the selling Securityholders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

4.4                               Due Diligence. In connection with each registration and offering of Registrable Securities to be sold by Securityholders, PubCo will, in accordance with customary practice, make available for inspection by representatives of the Securityholders and underwriters and any counsel or accountant retained by such Securityholders or underwriters all relevant financial and other records, pertinent corporate documents and properties of PubCo and cause appropriate officers, managers, employees, outside counsel and accountants of PubCo to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise, including through in-person meetings, but subject to customary privilege constraints.

4.5                               Information from Securityholders. Each Securityholder that holds Registrable Securities covered by any registration statement will furnish to PubCo such information regarding itself as is required to be included in the registration statement or is otherwise required by FINRA or the SEC in connection with such registration statement, the ownership of Registrable Securities by such Securityholder and the proposed distribution by such Securityholder of such Registrable Securities as PubCo may from time to time reasonably request in writing.

4.6                               Expenses. All Registration Expenses incurred in connection with any registration statement or registered offering covering Registrable Securities held by the Securityholders will be borne by PubCo. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Registrable Securities sold for the account of a Securityholder will be borne by such Securityholder.

ARTICLE V

INDEMNIFICATION

5.1                               Indemnification by PubCo. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Registrable Securities held by Securityholders, PubCo will indemnify and hold harmless Securityholders, their officers, directors and affiliates, and each underwriter of such securities and each other Person, if any, who Controls any Securityholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which Securityholders or such underwriter or controlling Person may become subject under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse such Persons, as and when incurred, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any violation or alleged violation by PubCo of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which such Shares are offered and relating to action taken or action or inaction required of PubCo in connection with such offering, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (i) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if PubCo shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse Securityholders and each such underwriter and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that PubCo shall not be liable to any Securityholder or its underwriters or controlling Persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with information furnished to PubCo through a written instrument duly executed by Securityholders or such underwriter specifically for use in the preparation thereof.

5.2                               Indemnification by Securityholders. Each Securityholder as a condition to including Registrable Securities in such registration statement will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1 hereof) PubCo, each director of PubCo, each officer of PubCo who shall sign the registration statement, and any Person who Controls PubCo within the meaning of the Securities Act, (i) with respect to any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to PubCo through a written instrument duly executed by such Securityholder specifically regarding such Securityholder for use in the preparation of such registration statement or amendment or supplement, and (ii) with respect to compliance by such Securityholder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.

5.3                               Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 5.1 and

Section 5.2 hereof, the indemnified party will, if a claim in respect thereof is to be made or may be made against an indemnifying party, give written notice to such indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article V, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense other than reasonable costs of investigation. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within thirty (30) days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (not to be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

5.4                               Contribution. If the indemnification required by this Article V from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative benefits received by a party shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by it bear to the total amounts (including, in the case of any underwriter, any underwriting commissions and discounts) received by each other party. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. PubCo and the Securityholders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.4.

Notwithstanding the provisions of this Section 5.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by such indemnifying party exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such a fraudulent misrepresentation.

ARTICLE VI

OTHER AGREEMENTS

6.1                               Assignment. No Securityholder shall assign all or any part of this Agreement without the prior written consent of PubCo; provided, however, that without the prior written consent of PubCo, each of Cadent and HoldCo may assign its rights and obligations under this Agreement in whole or in part to (x) any of their respective Affiliates and/or (y) any Person who becomes a holder of Registrable Securities upon a distribution by Cadent or HoldCo, as applicable, of shares of Class A Common Stock or OpCo Units to its members, limited partners or stockholders that becomes a party hereto by executing and delivering an assignment and joinder agreement to PubCo, substantially in the form of Exhibit A to this Agreement. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

6.2                               Merger or Consolidation. In the event PubCo engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Securityholders by the issuer of such securities. To the extent such new issuer, or any other company acquired by PubCo in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, PubCo will, unless Securityholders then holding at least a majority of the Registrable Securities otherwise agree, use its commercially reasonable efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement. To the extent any such modification of “inherited” registration rights disproportionately and adversely impacts any Securityholder hereunder, such modification shall not be effective as to such Securityholder without the consent of such Securityholder.

6.3                               Limited Liability. Notwithstanding any other provision of this Agreement, neither the members, general partners, limited partners or managing directors, or any directors or officers of any members, general or limited partner, advisory director, nor any future members, general partners, limited partners, advisory directors, or managing directors, if any, of any Securityholder shall have any personal liability for performance of any obligation of such Securityholder under this Agreement in excess of the respective capital contributions of such members, general partners, limited partners, advisory directors or managing directors to such Securityholder.

6.4                               Rule 144. If PubCo is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, PubCo covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if PubCo is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Securityholder, make publicly available such information) and it will take such further action as any Securityholder may reasonably request, so as to enable such Securityholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Securityholder, PubCo will deliver to such Securityholder a written statement as to whether it has complied with such requirements. For the avoidance of doubt, this Section 6.4 shall not in any way limit or otherwise modify any applicable restrictions on transfer set forth in the A&R OpCo Agreement.

6.5                               In-Kind Distributions. If any Securityholder seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, PubCo will, subject to applicable lockups, work with such Securityholder and PubCo’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Securityholder.

ARTICLE VII

MISCELLANEOUS

7.1                               Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, fax or air courier guaranteeing delivery to the Persons at the respective addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)                                 If to PubCo, to:

Cactus, Inc.
Cobalt Center
920 Memorial City Way, Suite 300
Houston, Texas 77024
Attention: Scott Bender
Fax: (713) 626-8800

with a copy (not constituting notice) to:

Vinson & Elkins L.L.P.
666 Fifth Avenue, 26th Floor
New York, New York 10103
Attention: Adorys Velazquez
Fax: (212) 237-0100

(b)                                 If to Cadent, to:

Cadent Energy Partners II, L.P.
4 High Ridge Park, Suite 303
Stamford, Connecticut 06905
Attention: Bruce Rothstein
Fax: 203-638-5022

with a copy (not constituting notice) to:

DuBois Bryant & Campbell
303 Colorado, Suite 2300
Austin, TX 78701
Attention: J. Nixon Fox, III

(c)                                  If to HoldCo, to:

Cactus WH Enterprises, LLC
Cobalt Center
920 Memorial City Way, Suite 300
Houston, Texas 77024
Attention: Scott Bender
Fax: (713) 626-8800

with a copy (not constituting notice) to:

Vinson & Elkins L.L.P.
666 Fifth Avenue, 26th Floor
New York, New York 10103
Attention: Adorys Velazquez
Fax: (212) 237-0100

Any such notice, request, demand or other communication shall be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile or electronic transmission, (b) on the first Business Day after being sent if delivered by nationally recognized overnight delivery service and (c) upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail if delivered by mail.

7.2                               Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

7.3                               Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

7.4                               Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a)                                 The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

(b)                                 EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.5                               Amendments.

(a)                                 This Agreement may be amended only by an instrument in writing executed by PubCo and Securityholders holding at least a majority of the Registrable Securities collectively held by them; provided that any amendment that would adversely impact the rights hereunder of Cadent or HoldCo shall require the prior written consent of Cadent or HoldCo, as applicable; provided, further, that any amendment that would disproportionately and adversely impact (i) the rights hereunder of the Securityholders party hereto other than Cadent without similarly affecting the rights hereunder of Cadent (other than the granting of demand rights to any new party to become a Securityholder hereunder and rights incidental thereto) shall require the prior approval of a such Securityholders other than Cadent holding a majority of the Registrable Securities held by such Securityholders, (ii) the rights hereunder of any Securityholder other than Cadent without similarly affecting the rights hereunder of all other Securityholders other than Cadent shall require the prior written consent of such Securityholder. This Agreement will terminate as to any Securityholder when it no longer holds any Registrable Securities.

(b)                                 Notwithstanding anything in Section 7.5(a) hereof to the contrary, if PubCo at any time after the date of this Agreement grants to any other holders of its securities (other than any assignees becoming party hereto after the date hereof in accordance with Section 6.1 hereof) any rights to request or cause PubCo to effect the registration under the Securities Act or offering or sale of any such securities on any terms materially more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall, upon the request of Cadent or HoldCo, be deemed amended or supplemented to the extent necessary to provide Cadent and HoldCo such more favorable rights and benefits.

7.6                               Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any of the Registrable Securities granted under any other agreement, and any of such preexisting registration rights are hereby terminated.

7.7                               Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

7.8                               Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

7.9                               Additional Holders. Notwithstanding anything herein to the contrary, PubCo may from time to time add additional holders of Registrable Securities of PubCo as parties to this Agreement. In order to become a party to this Agreement, such additional party must execute a signature page evidencing such party’s agreement to be bound hereby as a Securityholder, and upon PubCo’s receipt of any such additional holder’s executed signature page hereto, such additional holder shall be deemed to be a party hereto and such additional signature pages shall be a part of this Agreement.

7.10                        Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

CACTUS, INC.

By:	/s/ Scott Bender
Name:	Scott Bender
Title:	President, CEO and Director

CADENT ENERGY PARTNERS II, L.P.:

By: Cadent Energy Partners II GP, L.P., its general partner

By: CEP II-GP, LLC, its general Partner

By:	/s/ Bruce Rothstein
Name:	Bruce Rothstein
Title:	Managing Member

CACTUS WH ENTERPRISES, LLC:

By:	/s/ Scott Bender
Name:	Scott Bender
Title:	President

OTHER:

/s/ Lee Boquet
Name:	Lee Boquet

EXHIBIT A

FORM OF ASSIGNMENT AND JOINDER

                      , 20

Reference is made to the Registration Rights Agreement, dated as of                       , 2018, by and among Cactus, Inc. (“PubCo”), Cadent Energy Partners II, L.P. (“Cadent”), Cactus WH Enterprises, LLC (“HoldCo”) and Lee Boquet (the “Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

Pursuant to Section 6.1 of the Registration Rights Agreement, [Cadent][HoldCo] (the “Assignor”) hereby assigns [in part][or in full] its rights and obligations under the Registration Rights Agreement to each of             ,              and              (each, an “Assignee” and collectively, the “Assignees”). [For the avoidance of doubt, the Assignor will remain a party to the Registration Rights Agreement following the assignment in part of its rights and obligations thereunder to the undersigned Assignees.]

Each undersigned Assignee hereby agrees to and does become party to the Registration Rights Agreement as a Securityholder. This assignment and joinder shall serve as a counterpart signature page to the Registration Rights Agreement and by executing below each undersigned Assignee is deemed to have executed the Registration Rights Agreement with the same force and effect as if originally named a party thereto and each Assignee’s shares of Class A Common Stock shall be included as Registrable Securities under the Registration Rights Agreement.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the undersigned have duly executed this assignment and joinder as of date first set forth above.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE(S):

By:
Name:
Title:

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